Exhibit 99.2

GigCapital8 Corp. Announces Closing of $253 Million Initial Public Offering

PALO ALTO, CA. – October 7, 2025 – GigCapital8 Corp. (NASDAQ: GIWWU) (the “Company” or “GigCapital8”), a Cayman Islands exempted company, and the 8th Private-to-Public Equity (PPE) ™ of GigCapital Global (also know as a special purpose acquisition company, or SPAC), announced today the closing of its initial public offering of 25,300,000 units at a price of $10.00 per unit, including an additional 3,300,000 units sold pursuant to the full exercise of the underwriters’ over-allotment option, for gross proceeds of $253 million. Each unit consists of one (1) Class A ordinary share and one (1) right to receive one-fifth (1/5) of one Class A ordinary share. Each whole right entitles the holder to receive one Class A ordinary share upon the closing of the Company’s initial business combination.

The units began trading on the Nasdaq Capital Market (the “NASDAQ”) under the ticker symbol “GIWWU” on October 6, 2025. Once the securities comprising the units begin separate trading, the Class A ordinary shares and the rights are expected to be traded on the NASDAQ under the symbols “GIW” and “GIWWR”, respectively.

Led by Chief Executive Officer and Chairman, Dr. Avi Katz, Founding Managing Member of GigCapital Global, the Company has a duration of 24 months to identify for a business combination with the Company an excellent TMT company to take public. The Company intends to focus on opportunities in the aerospace and defense services, cybersecurity and secured communications and quantum-based command and control systems, and artificial intelligence and machine learning industries.

D. Boral Capital LLC acted as the sole lead book-running manager for the offering. The Company was represented by DLA-Piper LLP (US) as its legal counsel and D. Boral Capital was represented by Ellenoff Grossman & Schole LLP as its legal counsel.

Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of units, $253 million (or $10.00 per unit sold in the public offering) was placed in the Company’s trust account. An audited balance sheet of the Company as of October 7, 2025 reflecting receipt of the proceeds upon consummation of the initial public offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission (the “SEC”).

A final prospectus relating to and describing the final terms of the offering has been filed with the SEC. The offering was made only by means of a prospectus, copies of which may be obtained by contacting D. Boral Capital LLC, Attn: Syndicate Department, 590 Madison Ave., 39th Floor, New York, New York, by telephone at (212) 970-5150 or by email at dbccapitalmarkets@dboralcapital.com. Copies of the final prospectus can also be accessed through the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Note Concerning Forward Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and the anticipated use of the net proceeds. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and final prospectus for the Company’s offering filed with the SEC, which could cause actual results to differ from the forward-looking statements. Copies are available on the SEC’s website, www.sec.gov. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

About GigCapital8 Corp.

GigCapital8 Corp. is a Private-to-Public Equity (PPE) company, also known as special purpose acquisition company (SPAC) with a Mentor-Investor™ methodology and a mission to partner with a high technology differentiating company to forge a successful path to the public markets through a business combination. GigCapital8 Corp. aims to partner with an innovative company with exceptional leaders in order to create an industry-leading partnership that will be successful for years to come.

Private-to-Public Equity (PPE)™ and “Mentor-Investor™ are trademarks of GigManagement, LLC, a member entity of GigCapital Global and affiliate of GigCapital8 Corp., used pursuant to agreement.

CONTACT

Christine M. Marshall

Chief Financial Officer

christine@gigcapitalglobal.com

(650) 276-4040